Exhibit 99.1

REVIV3 Procare Company Reports Record Fiscal Year 2023 Financial Results

●	Net sales (revenue) up 907% to $23.52 million for the fiscal year ended May 31, 2023, as compared to the prior year period without the AXIL® business segment

●	Gross profit (as a percentage of sales) increased to 75.3% for the year, as compared to 64.5% for the prior year period

●	Operating expenses as a percentage of net revenues decreased to 66.9% as compared to 73.6% for the prior year period

LOS ANGELES, CA, August 22, 2023 (GLOBE NEWSWIRE) -- Reviv3 Procare Company (“Reviv3,” “we,” “us,” “our,” or the “Company”) (OTCQB: RVIV), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced financial and operational results for the fiscal year ended May 31, 2023 (“fiscal 2023”).

“As previously disclosed in June 2022, we completed the acquisition of substantially all of the assets of Axil & Associated Brands Corp., a leader in hearing and audio enhancement and protection,” commented Jeff Toghraie, CEO. “The AXIL acquisition fundamentally changed our business model and has led to meaningful growth and laid the foundation for future long-term sustainable growth for the combined Company. As we look to the fiscal year ending 2024 and beyond, we hope to continue to build upon our business model emphasizing innovative products and operational efficiencies to pragmatically grow the business. We have a wonderful shareholder base, world class customers and committed employees – we are excited for what is to come,” stated Mr. Toghraie.

“We had a strong finish to our fiscal year and achieved the milestone of four consecutive quarters of profitability with record year-end revenues and net income,” remarked Monica Diaz Brickell, CFO. “AXIL has been beyond additive to our business and after the successful integration of AXIL and its staff, our revenue grew by an impressive 907% from the prior year. These results underscore the strength of the acquisition - a credit to the AXIL staff, our legacy staff and our management team. During fiscal 2023, we managed to increase our gross profit as a percentage of sales to over 75% from around 64% for the prior year, while reducing our operating expense to less than 67% compared to prior year’s 73% - a meaningful financial achievement. As we look to 2024, we have a goal of accelerating revenue growth and market share expansion,” concluded Ms. Brickell.

Business and Product Success Stories for fiscal 2023

Our primary business model focused on AXIL® during fiscal 2023. We continue to operate the Reviv3 brand in addition to AXIL®, but our focus in the fiscal year ending May 31, 2024 will be on AXIL®.

●	On June 22, 2022, we announced the acquisition of AXIL®, as noted above.

●	On January 25, 2023, we announced our expanded relationship with “Bass Pro Shops®” with the introduction of “AXIL GS Extreme 2.0 Nationwide®.”

●	On January 31, 2023, we announced a new distribution agreement with JAMMAS SP. O.O. for distribution of AXIL® portfolio of products in Poland.

●	On February 16, 2023, we announced expanded distribution of AXIL® products through distribution agreement with “GMK Ltd.,” for United Kingdom.

●	On February 22, 2023, we announced accelerated European rollout of our AXIL® product line through a new distribution agreement in Switzerland with “Tagforce AG”, which provided us with a streamlined supply chain in Europe.

●	On February 28, 2023, we announced an exclusive agreement with “Berretta Holding” for distribution of AXIL® products in Australia.

●	On April 17, 2023, we announced a new distribution agreement for AXIL® products with “DEFSEC SYSTEMS” for Malaysia.

●	On May 1, 2023, we announced a new distribution agreement of AXIL® products with “FARM SRL” for Italy.

●	On May 10, 2023, we announced the release of the next generation “XCOR True Wireless EarPro Buds®” hearing enhancement and protection by AXIL®.

●	On May 15, 2023, we announced a multi-year licensing agreement with NASCAR®.

Financial Tables

REVIV3 PROCARE COMPANY AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	May 31, 2023	May 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$4,832,682	$373,731
Accounts receivable, net	417,016	105,921
Inventory, net	1,311,864	323,388
Prepaid expenses and other current assets	801,360	—

Total Current Assets	7,362,922	803,040

OTHER ASSETS:
Property and equipment, net	157,463	29,145
Intangible assets, net	382,674	—
Right of use asset	101,845	45,453
Other assets	12,195	16,277
Goodwill	2,152,215	—

Total Other Assets	2,806,392	90,875

TOTAL ASSETS	$10,169,314	$893,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$908,606	$458,263
Customer deposits	183,688	16,522
Equipment payable, current	2,200	3,300
Contract liabilities, current	827,106	—
Notes payable	172,588	156,300
Due to related party	158,072	25,452
Lease Liability, current	65,824	47,166
Income Tax Liability	230,913	—
Other current liabilities	305,664	—

Total Current Liabilities	2,854,661	707,003

LONG TERM LIABILITIES:
Equipment payable	—	2,200
Lease liability, long term	36,752	—
Contract liabilities, long term	605,942	—

Total Long Term Liabilities	642,694	2,200

Total Liabilities	3,497,355	709,203

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 250,000,000 and no shares issued and outstanding as of May 31, 2023 and May 31, 2022, respectively	25,000	—
Common stock, $0.0001 par value: 450,000,000 shares authorized; 117,076,949 and 41,945,881 shares issued, and outstanding as of May 31, 2023 and May 31, 2022, respectively	11,708	4,195
Additional paid-in capital	10,102,243	5,472,084
Accumulated deficit	(3,466,992)	(5,291,567)

Total Stockholders’ Equity	6,671,959	184,712

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,169,314	$893,915

REVIV3 PROCARE COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended
	May 31,	May 31,
	2023	2022

Sales, net	$23,521,027	$2,336,257

Cost of sales	5,810,216	828,586

Gross profit	17,710,811	1,507,671

OPERATING EXPENSES:
Marketing and selling expenses	11,675,206	1,199,305
Compensation and related taxes	1,347,839	15,129
Professional and consulting expenses	1,420,990	232,774
General and administrative	1,282,565	271,866

Total Operating Expenses	15,726,600	1,719,074

INCOME (LOSS) FROM OPERATIONS	1,984,211	(211,403)

OTHER INCOME (EXPENSE):
Gain on debt settlement	50,500	35,000
Other income	16,829	—
Interest income	6,469	36
Interest expense and other finance charges	(2,521)	(6,536)

Other Income (Expense), Net	71,277	28,500

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	2,055,488	(182,903)

Provision for income taxes	230,913	—

NET INCOME (LOSS)	$1,824,575	$(182,903)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.02	$(0.00)
Diluted	$0.01	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,895,411	41,945,881
Diluted	357,385,274	41,945,881

REVIV3 PROCARE COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended
	May 31, 2023	May 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,824,575	$(182,903)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	95,179	7,871
Bad debts	76,969	6,941
Inventory obsolescence	—	71,481
Stock based compensation	207,342	21,967
Gain on debt forgiveness	(50,500)	(35,000)
Non cash lease expense	—	(1,713)
Change in operating assets and liabilities:
Accounts receivable	(160,277)	(21,985)
Inventory	353,985	95,983
Prepaid expenses and other current assets	(661,115)	2,430
Deposits	(3,810)	—
Accounts payable and accrued expenses	215,175	(701)
Other current liabilities	630,897	—
Customer deposits	—	(90,426)
Contract liabilities	389,716	—

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,918,136	(126,055)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired on business acquisition	1,066,414	—
Purchase of property and equipment	(65,650)	—

NET CASH PROVIDED BY INVESTING ACTIVITIES	1,000,764	—

CASH FLOWS FROM FINANCING ACTIVITIES
Cash raised for common stock to be issued	447,850	—
Proceeds from loan payable	—	35,000
Repayment of equipment financing	(3,300)	(3,300)
Repayment of note payable	(37,119)	—
Advances (payments) from a related party	132,620	(28,851)

NET CASH PROVIDED BY FINANCING ACTIVITIES	540,051	2,849

NET INCREASE (DECREASE) IN CASH	4,458,951	(123,206)

CASH - Beginning of year	373,731	496,937

CASH - End of year	$4,832,682	$373,731

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$2,521	$500
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for business combination	$4,007,480	$—
Right of use assets recognized as lease liability	$131,970	$—
Tangible assets (excluding cash) acquired in business combination	$1,740,729	$—
Intangible assets acquired in business combination	$456,945	$—
Goodwill acquired in business combination	$2,152,215	$—
Liabilities assumed in business combination	$1,408,823	$—

About Reviv3

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company’s website at www.reviv3.com and, for the AXIL® brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “future,” “hope” and “goal,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause Reviv3’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) Reviv3’s ability to grow net sales as anticipated and perform in accordance with guidance; (ii) our ability to generate sufficient revenue to support Reviv3’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays Reviv3 may experience in implementing its cost savings and efficiency initiatives, including integrating the AXIL® brand; (iv) Reviv3’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of Reviv3’s customers, potentially increasing the negative impact to Reviv3 by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Reviv3 operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Reviv3’s product costs and other costs of doing business, and reduce Reviv3’s earnings; and (vi) the impact of unstable market and general economic conditions on Reviv3’s business, financial condition and stock price, including inflationary cost pressures, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

Reviv3 Investor Relations Team

(888) 638-8883

investors@reviv3.com